Exhibit 99.4

Pharmasset, Inc. 303-A College Road East Princeton, NJ 08540 U.S.A. Phone: (609) 613-4100 Fax: (609) 613-4150 www.pharmasset.com Nasdaq: VRUS

Pharmasset Reports Positive Results from its HCV Clinical Programs

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PSI-7977 400mg QD with pegylated interferon and ribavirin was generally safe and well tolerated while demonstrating potent viral suppression in patients with HCV genotype 2 or 3 over 12 weeks of dosing

•	PSI-938 300mg QD monotherapy was generally safe and well tolerated over 14 days of dosing and demonstrated potent antiviral activity and no viral breakthrough

PRINCETON, NJ – (January 6, 2011) – Pharmasset, Inc. (Nasdaq: VRUS) announced today positive data from interim analyses of two of its clinical programs: the HCV genotype 2 or 3 (GT2/3) arm of the PSI-7977 Phase 2b trial and the 14 day PSI-938 monotherapy cohort of the dual nucleotide study.

Pipeline Update and 2011 Highlights

PSI-7977

In August 2010, we began dosing of PSI-7977 in combination with pegylated interferon and ribavirin (Peg-IFN/RBV) in a Phase 2b study. This study is evaluating PSI-7977 200mg QD, 400mg QD, or placebo in combination with Peg-IFN/RBV in approximately 125 treatment-naive patients with HCV genotype 1 (GT1), and PSI-7977 400mg QD with Peg-IFN/RBV in an open-label arm in patients with HCV GT2 or GT3. HCV GT1 patients receive an RVR-directed regimen of 12 weeks of PSI-7977/Peg-IFN/RBV followed by 12 or 36 weeks of Peg-IFN/RBV. The HCV GT2/3 patients receive 12 weeks of PSI-7977/Peg-IFN/RBV with no additional therapy. The primary goal of the study is to assess the safety and tolerability of PSI-7977 in combination with Peg-IFN/RBV for 12 weeks. The primary efficacy endpoint of the study is the proportion of patients who achieve SVR12 and SVR24, defined as HCV RNA below the limit of detection (<15 IU/ml) 12 and 24 weeks, respectively, after the discontinuation of all therapy. Enrollment of this Phase 2b trial has been completed.

Twenty five treatment-naive patients with HCV GT2/3 patients were enrolled in the open label arm. 24/25 patients completed 12 weeks of PSI-7977 400mg QD with Peg-IFN/RBV; one patient was lost to follow-up after the first visit. A preliminary analysis of all data available at the end of 12 weeks of dosing revealed no serious adverse events and no discontinuations due to adverse events. The most commonly reported adverse events (AEs) overall were nausea, headache, chills, and fatigue; AEs were consistent in severity and frequency to historical Peg-IFN/RBV treatment.

There were no clinically significant, treatment-emergent trends in any clinical laboratory parameters.

PSI-7977 with Peg-IFN/RBV resulted in rapid viral suppression, with all HCV GT2 or 3 patients (n=24) achieving both a rapid virologic response (RVR) and remaining below the limit of detection through the end of treatment at week 12 (EOT). No patient exhibited viral breakthrough. These HCV GT2 or 3 patients are now being monitored for an additional 24 weeks to assess SVR at 12 weeks (SVR12) and 24 weeks (SVR24) after the discontinuation of therapy. Initial data have been submitted for presentation at an upcoming major scientific conference scheduled to take place during the first half of 2011.

In addition to the ongoing Phase 2b dose-ranging study, we recently announced the initiation of an exploratory Phase 2 study of PSI-7977 and RBV with 0-12 weeks of interferon in patients with HCV GT2 or GT3. During the second quarter of 2011, we also expect to initiate a 24-week Phase 2b study of PSI-7977 with Peg-IFN/RBV.

PSI-938

In late November 2010, we initiated Part 2 of a Phase 1 study that includes the first combination of a purine (PSI-938) and a pyrimidine (PSI-7977) nucleotide analog for the treatment of HCV. The cohorts within Part 2 are evaluating PSI-938 300mg QD as monotherapy and in combination with PSI-7977 400mg QD. The primary objective is to assess the safety, tolerability and pharmacokinetics of PSI-938 alone and in combination with PSI-7977. The secondary objective of Part 2 is to evaluate the short-term change in HCV RNA.

Preliminary results with PSI-938 300mg QD administered as monotherapy for 14 days demonstrate:

•	PSI-938 was generally safe and well tolerated over 14 days

•	There were no serious adverse events, and no dose modifications or discontinuations

•	There were no clinically significant, treatment-emergent trends in any clinical laboratory parameters

PSI-938 demonstrated potent antiviral activity with a median HCV RNA change from baseline of 5.23 log10 IU/mL in the 8 patients receiving 300mg QD monotherapy for 14 days. HCV RNA declined rapidly and consistently throughout the 14 day dosing period, with no viral breakthrough noted. In the 8 subjects who received PSI-938 300mg QD monotherapy for 14 days, half (4 of 8) of the subjects achieved HCV RNA below the limit of detection (15 IU/mL), and 5 of 8 patients achieved HCV RNA below the limit of quantification (43 IU/mL). The median baseline HCV RNA in patients enrolled in Part 2 was approximately 1 log10 higher than in the Part 1 multiple ascending dose trial (6.95 log10 IU/mL versus 5.92 log10 IU/mL), allowing for a full assessment of the antiviral activity of the nucleotide analog.

Patients are now being enrolled in the second and third cohorts. Patients will receive monotherapy with either PSI-938 or PSI-7977 for days 1-7, followed by the combination of PSI-938 plus PSI-7977 for days 8-14. Following availability of data from these initial combination cohorts, the fourth and final cohort will receive both PSI-938 and PSI-7977 for 14 days. We anticipate reporting further data from this study during this quarter. In addition, we plan on initiating a Phase 2 study of PSI-938 in combination with PSI-7977 during mid-2011. This Phase 2 study will explore multiple treatment durations of PSI-938 and PSI-7977 with an SVR endpoint.

“We are encouraged by the initial results generated with PSI-7977 in combination with Peg-IFN/RBV over 12 weeks and with PSI-938 monotherapy over 14 days,” stated Michelle Berrey, MD, MPH, Chief Medical Officer. “Both programs are progressing on schedule and we anticipate reporting further efficacy, safety and resistance data throughout 2011. We are excited to be moving PSI-938 into the combination phase of this study with PSI-7977, as this may provide a preliminary proof-of-concept for an all oral, nucleotide combination regimen.”

Calendar Year 2011 Anticipated Milestones:

•	Pharmasset expects to report SVR12 data from its ongoing phase 2b trial with PSI- 7977 in HCV genotype 2/3 patients in the second quarter of 2011

•	Pharmasset expects to report the 12 week interim analysis from its PSI-7977 Phase 2b genotype 1 arms in the second quarter of 2011

•	Pharmasset expects to initiate a 24 week Phase 2b trial with PSI-7977 in the second quarter of 2011

•	Pharmasset expects to initiate a Phase 2 study with PSI-7977 and PSI-938 in mid-2011

•	Pharmasset plans to file an IND for PSI-661 in the first quarter of 2011 and to initiate a phase 1 trial in the second quarter of 2011

•	Roche expects to initiate INFORM-SVR with RG7128 and RG7227 in the first quarter of 2011

•	Roche expects to initiate a phase 2 study with RG7128 in HCV genotype 2/3 patients in the first half of 2011

•	Roche expects to initiate a phase 3 program with RG7128 in 2011

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are “forward-looking statements,” that involve risks, uncertainties, and other important factors, including, without limitation, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful, and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of risks, uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the Securities and Exchange Commission and discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission.